CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Penn National Gaming, Inc.
  and Subsidiaries
425 Berkshire Boulevard
Wyomissing, Pennsylvania

         We hereby consent to the incorporation by reference and inclusion in the Prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 2, 1996, relating to the consolidated financial statements of Penn National Gaming, Inc. and Subsidiaries as of December 31, 1994 and 1995, and for each of the years in the three-year period ended December 31, 1995.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                /s/ BDO Seidman, LLP
                                               --------------------------------
                                               BDO SEIDMAN, LLP

Philadelphia, Pennsylvania
January 21, 1997